Exhibit 99.1

Wesco Aircraft Appoints Richard J. Weller

Executive Vice President and Chief Financial Officer

— Senior Leader Brings More than 37 Years of Progressive Experience in Finance,

General Management, Operations and Information Technology —

VALENCIA, Calif., April 23, 2015 — Wesco Aircraft Holdings, Inc. (NYSE: WAIR), a leading provider of comprehensive supply chain management services to the global aerospace industry, today announced that its board of directors has appointed Richard J. Weller as executive vice president and chief financial officer, effective May 4, 2015. Mr. Weller succeeds Gregory A. Hann, who retired on March 31, 2015. K. Lynn Mackison, who is serving as acting chief financial officer in the interim period, will continue as vice president and global controller, a position she has held with the company since January 2015.

Randy Snyder, chairman of the board, said, “We are very excited to welcome Rick to Wesco Aircraft. He brings extensive corporate and division-level finance and accounting experience to Wesco, with long-standing tenure at major publicly traded companies. Rick’s background includes senior financial roles at Ingersoll-Rand, where he served as corporate controller and chief financial officer for a $2 billion revenue sector. Rick also held significant leadership positions at Textron, where he had experience working with some of Wesco’s largest customers and suppliers as the global finance leader and the general manager of North America for Textron Fastening Systems. Rick’s expertise in financial planning and analysis, information technology, and mergers and acquisitions integration will be particularly vital to Wesco. “

Rick Weller said, “I am looking forward to joining Wesco Aircraft. I plan to bring a disciplined approach to our finance organization, working with President and Chief Executive Officer Dave Castagnola and the rest of the Wesco management team to instill greater rigor in financial processes, planning and analysis as we complete the integration of Haas Group and drive more efficient operations. I believe there are significant opportunities to build a performance-oriented culture at Wesco as we deliver more consistent operational execution, improve financial performance and enhance shareholder value. Wesco Aircraft has a great history, and I’m excited to be a part of its future.”

Mr. Weller was previously vice president and global controller for Ingersoll-Rand plc, a $13 billion global company that is composed of a diverse array of business and market-leading brands serving customers in global commercial, industrial and residential markets. Mr. Weller also served as vice president of finance and chief financial officer of the Securities Technologies sector (now Allegion plc) at Ingersoll-Rand. Prior to this, Mr. Weller held senior-level financial and general management positions at Textron Inc., a $14 billion company with a global network of aircraft, defense and intelligence, and industrial and finance businesses. His roles at Textron included having full profit and loss responsibility for the company’s North America Fastening Systems operations, as well as global oversight of its finance, information technology, strategy, pricing, business development and operations.

Mr. Weller has a Bachelor of Science degree in Accounting from LeMoyne College in Syracuse, New York.

About Wesco Aircraft

Wesco Aircraft is one of the world’s largest distributors and providers of comprehensive supply chain management services to the global aerospace industry. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery and point-of-use inventory management. The company believes it offers one of the world’s broadest inventories of aerospace products, comprised of more than 575,000 active stock keeping units, including hardware, bearings, tools, electronic components, machined parts and chemicals. Wesco Aircraft has more than 2,700 employees across 80 locations in 19 countries.

To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco Aircraft and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, readers should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively compete in its industry; the company’s ability to effectively manage its inventory; risks associated with the company’s rapid expansion; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; the company’s ability to retain key personnel; risks associated with the company’s international operations; the company’s dependence on third-party package delivery companies; fluctuations in the company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; the company’s ability to successfully integrate Haas Group Inc. in a timely fashion; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; risks associated with assumptions the company makes in connection with its critical accounting estimates and legal proceedings; risks related to the company’s indebtedness; and other risks and uncertainties.

The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this news release (including information included or incorporated by reference herein) are based upon information available to the company as of the date hereof, and the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information:

Jeff Misakian

Vice President, Investor Relations

661-362-6847

Jeff.Misakian@wescoair.com